Exhibit 10.29

State Street®

January 28, 2010

Syntel Delaware, Inc.

State Street Syntel Services (Mauritius) Limited

c/o Syntel, Inc.

Chief Administrative Officer

525 E. Big Beaver Rd., 3rd Floor

Troy, Michigan 48083

United States of America

Gentlemen:

Reference is hereby made to the Shareholders Agreement dated February 1, 2005 between State Street International Holdings (“SSIH”), Syntel Delaware, Inc. (“Syntel”) and State Street Syntel Services (Mauritius) Limited (formerly Syntel Solutions (Mauritius) Limited)) (the “Company”), as amended by a First Amendment to Shareholders Agreement dated August 30, 2006 (as so amended, the “Shareholders Agreement”). Defined terms used in this letter with definition shall have the meanings ascribed thereto in the Shareholders Agreement.

SSIH, Syntel and the Company are presently engaged in good faith negotiations to amend and restate the Shareholders Agreement in connection with an extension of the term of the MSA. In accordance with and subject to the terms of the Shareholder Agreement, SSIH shall, effective on February 1, 2010, have the right to purchase all of the Shares of the Company owned by Syntel, its Affiliates or its designees and all of the nominee shares of SSI held by Syntel, its Affiliates, its designees, or nominees (collectively the “Call Option”). In consideration for the commitment of Syntel and the Company to use their commercially reasonable efforts to conclude negotiations on an amended and restated Shareholders Agreement as soon as reasonably practicable, SSIH hereby irrevocably agrees to waive its right to exercise the Call Option between February 1, 2010 and March 31, 2010 (the “Waiver Period”), subject to compliance by Syntel and the Company with the terms and conditions of the Shareholders Agreement during such Waiver Period. At its discretion, SSIH may extend the Waiver Period for one or more additional periods of 30 days by written notice to Syntel and the Company.

Please acknowledge your agreement with the terms of this letter by signing in the space provided below and returning an original countersigned copy to David P. Keohane, State Street Bank and Trust Company, One Lincoln Street, Boston, MA 02111.

Syntel Delaware, Inc.

State Street Syntel Services (Mauritius) Limited

January 28, 2010

If you have any questions regarding this waiver, please do not hesitate to contact Mr. Keohane at 617-664-0901.

STATE STREET INTERNATIONAL HOLDINGS

By:	/S/ SIMON ZORNOZA

Name:	Simon Zornoza

Title:	Senior Vice President

Acknowledged and Agreed;

SYNTEL DELAWARE, LLC

By:	/S/ DANIEL M. MOORE

Name:	Daniel M. Moore

Title:	Member

Date:	January 31, 2010

STATE STREET SYNTEL SERVICES (MAURITIUS) LIMITED

By:	/S/ DANIEL M. MOORE

Name:	Daniel M. Moore

Title:	Director

Date:	January 31, 2010